ADEPT TECHNOLOGY ANNOUNCES INTENT TO ACQUIRE ROBOELEKTRONIK; KEY ELEMENT IN STRATEGIC EXPANSION OF RAPID DEPLOYMENT AUTOMATION (RDA) SERVICES GROUP

  RoboElektronik To Provide Adept with Immediate Team of Experienced Software and Controls Engineers
               Offering Automation Consulting Resources in Europe

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San Jose, Calif. - February 9, 1998 - Adept Technology,  Inc. (Nasdaq:  ADTK), a
leading supplier of factory automation products, today announced a key strategic move to expand its RDA Services Group into Europe. The company has signed a letter of intent to acquire RoboElektronik, an automation consulting business based in Munich, Germany. The acquisition is subject to approval by the Board of Directors of Adept and negotiation of final transaction terms. The company said it expects to complete the acquisition for stock and repayment of certain indebtedness totalling US$500,000. With this initial step, Adept enhances its
ability  to  provide  systems   integrators  and  OEMs  throughout  Europe  with
customized consulting services.

"Completion of the acquisition will further strengthen our ability to offer advanced automation software consulting in Europe," said Joe Campbell, vice president of marketing for Adept Technology. "RoboElektronik has a strong reputation in Europe for designing and developing flexible automation software and this acquisition is expected to make additional resources available to Adept's integrator network, the largest in the industry. In keeping with Adept's strategy of partnering with our integrators, we will be discontinuing RoboElektronik's systems integration business."

RoboElektronik will become a wholly-owned subsidiary of Adept and will be renamed Adept Technology GmbH. RoboElektronik's twelve employees will become part of the worldwide RDA Services Group and will focus on serving Germany, Austria, Switzerland and the Netherlands. The RoboElektronik office in Southern Germany will strengthen Adept's overall presence in Germany, complementing Adept's long-established Northern Germany office located in Dortmund.

Adept's RDA Services Group

"Adept's RDA Services Group was created to supplement the staffs of our integrators and OEMs with experienced automation professionals," said Campbell. "Access to Adept automation engineers provides our partners with the flexibility to expand their integration capacity and reduce their delivery times. With demand for flexible automation engineers at an all


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time high, this is a strategic  service that supports our joint business and the growth in the market."

The Adept RDA Services team consists of experienced software and controls engineers, with a proven track record for successfully implementing automation in real world factory environments. The group was created in 1997 to support the systems integration and OEM network on an as needed basis. Adept RDA Services are available in the US through offices in San Jose, Calif., Southbury, Conn. and Cincinnati and, with the acquisition of RoboElektronik, in Europe from Munich, Germany.

RDA Services may include

   * System  concepting, planning and simulation
   * Software and GUI design and development
   * System Start-up, training and documentation

Adept Technology, Inc., founded in 1983, is America's largest manufacturer of industrial robots with more than 10,000 systems installed worldwide. Adept provides direct sales, service, and training in the U.S., Europe, and Japan and offers turn-key flexible automation systems through specialized automation engineering companies throughout the world. Adept is headquartered in San Jose, Calif., and maintains offices in City of Industry, Calif.; Cincinnati; Southbury, Conn.; Detroit; Dortmund, Germany; Arezzo, Italy; Massy, France; Kennilworth, England; Kobe, Japan; Seoul, South Korea; and Singapore.

Adept and the Adept logo are registered trademarks of Adept Technology, Inc. Rapid Deployment Automation and RDA are trademarks of Adept Technology, Inc. All other trademarks are owned by their respective companies.

This press release contains forward-looking statements that involve risks and uncertainties. The success of the acquisition of RoboElektronik GmbH, if consummated, and future operating results of Adept Technology, Inc. may differ from the results discussed or forecast in the forward-looking statements, including, but not limited to, risks associated with the acquisition, such as potential inability to complete the acquisition, potential difficulties in the assimilation of the acquired company and its personnel and technology, risks of entering new markets and specific risks associated with the acquired company's business. Further information on potential factors that could effect the financial results of Adept Technology, Inc. is included in the Adept's Annual Report on Form 10-K for the year ended June 30, 1997 and its subsequent Quarterly Reports on Form 10-Q, as filed with the United States Securities and Exchange Commission.